Exhibit 5


                    (SIMPSON THACHER & BARTLETT LETTERHEAD)

                                March 13, 2001

Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701

Ladies and Gentlemen:

     We have acted as counsel to Hovnanian Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,087,500 Shares of the Class A Common Stock, par value $.01 per share, and 87,500 Shares of the Class B Common Stock, par value $0.01 per share of the Company (collectively, the "Shares"), in connection with the Hovnanian Enterprise, Inc. 1983 Stock Option Plan (As Amended and Restated May 4, 1990 and Amended through May 14,
1998) (the "Plan").

     We have examined a copy of the Plan, the Registration Statement (including the exhibits thereto), the related Prospectus (the "Prospectus") and a form of the share certificates. We have also examined, the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when appropriate action has been taken by the Compensation Committee of the Board of Directors of the Company and when such Shares have been awarded to participants in the Plan ("Participants"), or issued upon exercise of options granted to Participants, in each case in accordance with the provisions of the Plan, any Shares to be



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so awarded or issued to such Participants will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Simpson Thacher & Bartlett
                                        SIMPSON THACHER & BARTLETT



































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